Exhibit 10.36

AMENDMENT NO. 1 TO HUTTIG BUILDING PRODUCTS, INC.

AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN

This Amendment No. 1 to the Huttig Building Products, Inc. Amended and Restated 2001 Stock Incentive Plan (the “Plan”) was approved by the Board of Directors on April 28, 2003. The Plan was last restated as of December 3, 2001.

The Plan is amended as follows:

1. Clause (c) of Section 7 of the Plan is amended and restated to read in its entirety as follows:

“(c) Except as otherwise permitted by the Committee or as otherwise provided in an Award Agreement, if a Participant’s employment is terminated for any reason other than death, disability or retirement or after a Change in Control, such Participant may exercise any Option in whole or in part, at any time within 90 days after such termination of employment, but only to the extent such Option is exercisable at the date of termination in accordance with Section 6(b). In no event may any Option be exercised after the expiration of the term of the Option.”

2. Effective Date: This amendment shall be effective as of March 5, 2003.